                                                                   EXHIBIT 10.14

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 2 HEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE TERMS OF SUCH SECTION 2, THE TERMS OF SECTION 2 SHALL GOVERN.

                      ------------------------------------


                                 CROWNBOOKS.COM

No.                                                                   $
   ------                                                              ---------

                                SUBORDINATED NOTE

              Crownbooks.com, a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ____________ (the "Payee") on December __, 2002 (the "Maturity Date") at the offices of the Company, the principal sum of _____________________ Dollars ($__________) (the "Principal
Amount"). Each payment by the Company pursuant to this Note shall be made, without set-off or counterclaim and each cash payment shall be made in lawful currency of the United States of America and in immediately available funds. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof, provided, that after the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be 2% in excess of that otherwise applicable pursuant to Section 3 of this Note, but in no event in excess of the Maximum Rate provided in Section 3B of this Note.

              Accrued and unpaid interest shall be payable (i) semi-annually on June 30 and December 31, (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise), (iii) upon any prepayment, on the amount prepaid and
(iv) after maturity until paid in full (after as well as before judgment), on demand. Each of the dates referred to in clauses (i), (ii), (iii), and (iv) is sometimes hereinafter referred to as an "Interest Payment Date." All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). The Principal Amount of this Note together with interest accrued and unpaid thereon shall be payable on the Maturity Date.

              Subject to the terms of this paragraph, the Company may, in its sole discretion, issue Secondary Notes (as hereinafter defined) in lieu of a cash payment of any or all of the interest due on any Interest Payment Date. If the Company elects to issue Secondary Notes in lieu of a cash payment of any or all of the interest due on any Interest Payment Date pursuant to the immediately preceding sentence, it shall issue to the Payee an additional Note (the "Secondary Note"), dated the date of such Interest Payment Date, in a principal amount equal to the amount of cash interest due but not paid on such Interest Payment Date, and the issuance of such Secondary Note shall constitute full payment of such interest; provided that no Secondary Note shall be issued in principal amounts other than an integral multiple of $1,000. The terms of each such Secondary Note shall be identical to the terms of this Note (except, as the case may be, with respect to title and aggregate principal amount). In lieu of the issuance of any Secondary Note the principal amount of which would be less than $1,000 or would exceed the largest integral multiple of $1,000 which is less than such principal amount (in each case, a "Fractional Secondary Note"), the Company shall issue a Secondary Note with a principal amount equal to such largest integral multiple and shall pay each such Payee, with respect to any Fractional Secondary Note that such Payee would otherwise be entitled to receive, an amount in cash equal to the principal amount of such Fractional Secondary Note. The term "Notes" shall include the Secondary Notes that may be issued in accordance with this paragraph.

              The amount of all repayments of principal, interest rates applicable thereto and interest accrued thereon shall be recorded on the records of the Payee and, prior to any transfer of, or any action to collect, this Note shall be endorsed on this Note. Any such recordation or endorsement shall constitute prima facie evidence of the accuracy of the information so recorded or endorsed, but the failure to record any such amount or rate shall not limit or otherwise affect the obligations of the Company hereunder to make payments of principal or interest when due. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

              The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the holder hereof, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection or this Note.

              This Note is issued in connection with a private placement of Notes (the "Private Placement"), the terms of which are more fully set forth in the Confidential Term Sheet dated December 14, 1999 (the "Term Sheet"), and pursuant to a Subscription Agreement, between Crown Books Corporation, a Delaware corporation ("Crown Books"), the Company (a wholly-owned subsidiary of Crown Books), and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Subscription Agreement. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal hereof and interest hereon as provided herein.

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

              1.     Prepayment

                     A. The Principal Amount of this Note may be prepaid, in whole or in part, without penalty, at any time upon 10 business days' prior written notice (the "Prepayment Notice") to the Payee. Principal Amounts repaid may not be reborrowed.

              2. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt (as hereinafter defined)), that the payment of principal of, and interest on, this
Note is hereby expressly subordinated in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company (other than the Notes), whether outstanding on the date hereof or hereafter incurred or created. "Senior Debt" means, collectively, (i) all Indebtedness for Borrowed Money (and all renewals, extensions, refundings, amendments and modifications of any such Indebtedness for Borrowed Money); and
(ii) all payment obligations of the Company pursuant to any capitalized lease with an entity that is not an affiliate of the Company, unless by the terms of the instrument creating or evidencing any such indebtedness it is expressly provided that such indebtedness is not superior in right of payment to the Notes.

              "Indebtedness for Borrowed Money" means (i) all payment obligations of the Company to a bank, insurance company, finance company or other institutional lender or other entity regularly engaged in the business of extending credit in the form of borrowed money, provided such entity is not an affiliate of the Company (each of the foregoing, an "Institutional Lender") in respect of extensions of credit to the Company and (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of the Company (other than such as may be for the benefit of an affiliate of the Company).

              The provisions of this Section 2 are not for the benefit of the Company, but are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Notes, on the other hand. Nothing contained herein (i) shall impair, as between the Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder hereof all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) is intended to or shall affect the relative rights of the holder of this Note and the creditors of the Company, or
(iii) shall prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note as set forth in these subordination provisions.

              3.     Computation of Interest.

                     A. Base Interest Rate. Subject to subsections B below, the outstanding Principal Amount shall bear interest at the rate of six percent (6%) per annum.

                     B. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note

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

("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

              4.     Covenants of Company

                     A. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A:

                            (i)    Taxes and Levies. The Company will file when
due all federal, state and local income tax returns and will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, except where the failure to file and/or make payment would not have a material adverse effect on the Company, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any material properties or any material part thereof, provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

                            (ii)   Maintenance of Existence. The Company will do
or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

                            (iii)  Maintenance of Property. The Company will
maintain, preserve, protect and keep its material property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

                            (iv)   Insurance. The Company will, to the extent
reasonably necessary for the operation of its business, keep adequately insured by financially sound

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

reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                            (v)    Books and Records. The Company will at all
times keep true and correct in all material respects books, records and accounts reflecting its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

                            (vi)   Notice of Certain Events. The Company will
give prompt written notice (with a description in reasonable detail) to the Payee of

                                   (a) the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

                                   (b)    the occurrence of any litigation,
              arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Payee in writing which has been instituted or, to the knowledge of the Company, is threatened, against the Company or to which any of its properties, assets or revenues is subject which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company;

                                   (c) the occurrence of any event of default or any event which, with the giving of notice or the lapse of time, would constitute an event of default under any document or instrument evidencing or governing any indebtedness of the Company in the principal amount exceeding $1,000,000 and the delivery of any notice effecting the acceleration of any such indebtedness;

                                   (d)    any material development which shall
              occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Payee; and

                                   (e)    the occurrence of any other
              circumstance which has a reasonable likelihood of having a material adverse effect on the Company;

                            (vii)  Compliance with Laws. The Company will comply
in all material respects with all applicable federal, state and local laws, rules, regulations and orders.

                     B. Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4B:

                            (i)    Liquidation, Dissolution. The Company will
not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity;

                            (ii)   Sales of Assets. The Company will not sell,
transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or substantially all of its properties or assets to any person or entity, provided that this clause (ii) shall not restrict any disposition made to an entity which has a tangible net worth equal to or

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

greater than the Company's at the time of transfer and such entity assumes the obligations under the Notes;

                            (iii)  Liens. The Company will not create, incur,
assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                                   (a)    Liens granted to secure Indebtedness
              for Borrowed Money or indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of assets, but only on the assets acquired with the proceeds of such indebtedness;

                                   (b)    Liens for taxes, assessments or other
              governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                                   (c)    Liens of carriers, warehousemen,
              mechanics, materialmen and landlords incurred in the ordinary course of business (i) for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (ii) relating to property of the Company which is not material in value or is not material to the conduct of the business of the Company;

                                   (d)    Liens (other than Liens arising under
              the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                                   (e)    judgment Liens which, to the extent
              not covered by insurance, do not exceed $250,000 or which are in existence less than 30 days after the entry thereof or with respect to which execution has been stayed.

                            (iv)   Redemptions. The Company will not redeem or
repurchase any outstanding equity securities of the Company, except for (A) repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company currently outstanding or hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company's

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

Board of Directors or (B) rescission offers necessary or appropriate to address violations of applicable securities laws;

                            (v)    Transactions with Affiliates. The Company
will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any person or entity affiliated with the Company, except for (i) transactions with the Company's parent, Crown Books Corporation, and (ii) transactions on terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company;

                            (vi)   Indebtedness. The Company will not create,
incur, assume or suffer to exist, contingently or otherwise, any indebtedness if such indebtedness at the time of incurrence would render the Company unable to pay its debts as they become due.

              5.     Events of Default

                     A. The term "Event of Default" shall mean any of the events set forth in this Section 5A:

                            (i)    Non-Payment of Obligations. The Company shall
default in the payment of principal on this Note when and as the same shall become due and payable, whether by acceleration or otherwise or, within 10 business days of its becoming due, accrued interest on this Note;

                            (ii)   Non-Performance of Affirmative Covenants. The
Company shall default in the due observance or performance of any covenant set forth in Section 4A, which default shall continue uncured for 10 business days after it has been discovered;

                            (iii)  Non-Performance of Negative Covenants. The
Company shall default in the due observance or performance of any covenant set forth in Section 4B;

                            (iv)   Non-Performance of Other Obligations. The
Company shall default in the due observance or performance of any material agreement applicable to the Company to be observed or performed pursuant to the terms hereof, which default shall continue uncured for 10 business days after written notice thereof specifying such default shall have been given to the Company by the holder of this Note (or its agent);

                            (v)    Bankruptcy, Insolvency etc. The Company
shall:

                                   (a)    become insolvent or generally fail or
              be unable to pay, or admit in writing its inability to pay, its debts as they become due;

                                   (b)    apply for, consent to, or acquiesce
              in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

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

                                   (c)    in the absence of such application,
              consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days; or

                                   (d)    permit or suffer to exist the
              commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for 60 days undismissed.

                            (vi)   Cross-Acceleration. Any indebtedness for
borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $1,000,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (2) shall not be paid as and when the same becomes due and payable, including any applicable grace period.

                            (vii)  Judgments. A judgment which, with other such
outstanding judgments against the Company and its subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $250,000, shall be rendered against the Company or any subsidiary and, within 30 days after entry thereof, such judgment shall not have been vacated, discharged or otherwise satisfied or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

                     B. Action if Bankruptcy. If any Event of Default described in clauses (v)(a) through (d) of Section 5A shall occur, the outstanding Principal Amount of this Note and a other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

                     C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (v)(a) through (d) of Section 5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Holders may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of this Note, together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount (or any portion thereof so demanded), such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

                     D. Remedies. Subject to the provisions of Section 5C and 6A hereof, in case any Event of Default shall occur and be continuing, the holders of not less than 25% of the outstanding aggregate Principal Amount of the Notes may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained

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in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder shall determine.

              6.     Amendments and Waivers.

                     A. Waivers, Amendments, etc. (i) The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the holders of not less than 50% in principal amount of the Notes (the "Required Holders"); provided, however, that no such amendment, modification or waiver:

                                   (a)    which would modify this Section 6A,
              change the definition of "Required Holders", extend the Maturity Date for more than 90 days, or subject the Payee under each Note to any additional obligations shall be made without the consent of the Payee of each Note, or

                                   (b)    which would reduce the amount of any
              payment or prepayment of principal of or interest on any Principal Amount payable hereunder (or reduce the Principal Amount of or rate of interest payable hereunder) shall be made without the consent of the holder of each Note so affected.

                            (ii)   No failure or delay on the part of the Payee
in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                            (iii)  To the extent that the Company makes a
payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            (iv)   After any waiver, amendment or supplement
under this section becomes effective, the Company shall mail to the holders of the Notes a copy thereof

              7.     Miscellaneous

                     A. Registered Holder. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by

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any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

                     B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and the Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

                     C. Notices. All notices required or permitted under this Note shall be given in accordance with the Subscription Agreement.

                     D. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

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              IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.


                                                     CROWNBOOKS.COM



                                                     By:
                                                        ------------------------
                                                         Name:
                                                         Title:

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